                               AUDITOR'S CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by NHP Incorporated
(NHP) of our report dated January 19, 1995 with respect to the audit of Two Bridges Associates for the year ended December 31, 1994, and the incorporation by reference of such report into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (333-11917), NHP's Registration Statement on Form S-8 (333-11857) and NHP's Registration Statement on Form S-8 (No.333-08137).


                                            /s/ Marks Shron & Company, LLP

                                            Marks Shron & Company, LLP


Great Neck, New York
June 9, 1997